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                                                                    EXHIBIT 99.8

                        CONSENT OF GOLDMAN, SACHS & CO.

PERSONAL AND CONFIDENTIAL

March 25, 1999

Board of Directors
Mattel, Inc.
333 Continental Boulevard
El Segundo, California 90245-5012

  Re: Registration Statement on Form S-4 (File No. 333-71587) of Mattel, Inc.

Ladies and Gentlemen:

Reference is made to our opinion letter dated December 13, 1998 with respect to the fairness from a financial point of view of the Exchange Ratio (as defined therein) of shares of Common Stock, par value $1.00 per share, of Mattel, Inc. (the "Company") to be exchanged for shares of Common Stock, par value $0.01 per share, of The Learning Company, Inc. ("TLC") pursuant to the Agreement and Plan of Merger, dated December 13, 1998, between the Company and TLC.

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "Summary--Opinions of Financial Advisors," "The Merger-- Background of the Merger," "The Merger--Recommendation of the Board of Directors of Mattel; Mattel's Reasons for the Merger," "The Merger--Opinion of Financial Advisor of Mattel," and "The Merger--Consideration of Subsequent Events" and to the inclusion of the foregoing opinion in the Joint Proxy Statement/Prospectus included in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Goldman, Sachs & Co.
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(GOLDMAN, SACHS & CO.)